Exhibit 10.62

REVOLVING CREDIT AGREEMENT
Between
WASHINGTON MUTUAL BANK,
as Lender
and
ACADIA REALTY LIMITED PARTNERSHIP,
as Borrower
Dated as of March          , 2007
Loan No. 625029471

REVOLVING CREDIT AGREEMENT
          THIS REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of the date set forth on the cover page of this Agreement, is made by and between ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), and WASHINGTON MUTUAL BANK, a federal association (“Lender”).
RECITALS
          Borrower has requested that Lender make loan advances to Borrower from time to time. Subject to the terms and conditions of this Agreement and of the other Loan Documents (as defined below) Lender is willing to make such advances as provided in this Agreement.
          Accordingly, the parties agree as follows:
AGREEMENT
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms will have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Advance” means an advance of proceeds of the Loan by Lender to Borrower pursuant to Article II.
          “Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another identified Person. A Person will be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.
          “Applicable Margin” means the interest rate per annum specified as the Applicable Margin in Schedule 1, which is to be added to the Current Index in determining the Interest Rate.
          “Authorized Officer” means any one of the individuals identified as Authorized Officers in Schedule 1, or such other officer or other individual as Borrower may designate as an Authorized Officer by means satisfactory to Lender.
          “Borrower” has the meaning specified in the preamble to this Agreement.
          “Borrowing” means a borrowing consisting of the making of an Advance.

          “Borrowing Request” means a request in substantially the form of Exhibit B, or in such other form as Lender may specify from time to time, made by Borrower to Lender for a Borrowing pursuant to the terms of this Agreement.
          “Business Day” means a day that is not a Saturday, Sunday or other day on which banks are required or authorized to close in the location of Lender’s Applicable Office.
          “Commitment” has the meaning specified in Section 2.1.
          “Current Index” has the meaning specified in Section 2.5.
          “Date Down Endorsement” has the meaning specified in Section 3.1.
          “Debt Service Coverage Ratio” has the meaning specified in Schedule 1.
          “Default” has the meaning specified in the definition of “Event of Default”.
          “Default Rate” has the meaning specified in Section 2.8.
          “Dollars”, “dollars” or the symbol “$” means lawful money of the United States of America denominated in United States dollars.
          “Equity Interest” means: (a) if Borrower is a corporation, its capital stock; (b) if Borrower is a limited liability company, its membership interests; or (c) if Borrower is a partnership, its partnership interests.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “Event of Default” means any of the events specified in Section 7.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” will mean any of such events, whether or not any such requirement has been satisfied.
          “Extension Debt Service Coverage Ratio” means the Debt Service Coverage Ratio recalculated to exclude from NOI any income from any Qualifying Lease which has a remaining term of less than twenty-four (24) months from the Initial Maturity Date.
          “Extension Request” has the meaning specified in Section 2.13.
          “Extension Term” has the meaning specified in Section 2.13.
          “Facility Fee” has the meaning specified in Section 2.2.
          “Financial Covenant Parties” has the meaning specified in Schedule 1.
          “GAAP” means generally accepted accounting principles applicable in the United States, consistently applied.

          “Indebtedness” means, with respect to any Person: (a) all items of Indebtedness or liability that would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date of determination; (b) Indebtedness secured by any Lien on property carried on the asset side of the balance sheet of such Person whether or not such Indebtedness has been assumed; (c) any other Indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such Person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such Person otherwise assures a creditor against loss; and (d) any other obligations of such Person under leases that have been or, pursuant to GAAP, should be recorded as capital leases.
          “Indemnity” means that certain Certificate of Indemnity Regarding Hazardous Materials dated as of the date hereof from Borrower and Lender, as the same may be modified, amended, restated or replaced from time to time.
          “Initial Maturity Date” has the meaning specified in Section 2.13.
          “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, any assignment for the benefit of creditors, or any other proceeding seeking reorganization, arrangement or other relief from Indebtedness.
          “Interest Adjustment Date” has the meaning specified in Section 2.5.
          “Interest Rate” has the meaning specified in Section 2.5.
          “Legal Proceeding” has the meaning specified in Section 8.8.
          “Lender’s Applicable Office” means the office of Lender principally responsible for servicing the Loan, which initially will be the office at the address for notices to Lender shown on Schedule 1.
          “LIBOR Rate” has the meaning specified in Section 2.5.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, or any lease in the nature thereof).
          “Loan” means the loan to be made pursuant to this Agreement.
          “Loan Documents” means this Agreement, the Note, the Note Modification Agreement, the Mortgage, the Indemnity, the Guaranty, if any, and all other documents, instruments and agreements related thereto.
          “Loan Parties” means Borrower, and, if Borrower is a partnership, Borrower’s general partners.
          “London Banking Day” has the meaning specified in Section 2.5.

          “Material Adverse Effect” means, as to any Person, any material adverse effect on: (a) the business, assets, operations, capitalization, property, condition (financial or otherwise) or prospects of such Person; or (b) the ability of such Person to pay and perform its obligations as they become due, including, as to Borrower, all obligations of Borrower under the Loan Documents.
          “Maturity Date” means February ___, 2010, unless Lender’s obligation to make Advances is earlier terminated pursuant to Section 7.2, in which case the Maturity Date will be such date of earlier termination.
          “Mortgage” means that certain mortgage described in, and amended and restated by, that certain Mortgage Modification Agreement between Borrower and Lender dated as of the date hereof, as the same may be modified, amended, restated or replaced from time to time.
          “NOI” has the meaning specified in Schedule 2.
          “Note” means the replacement promissory note payable to the order of Lender, delivered pursuant to the Note Modification Agreement, evidencing the aggregate Indebtedness of Borrower to Lender under this Agreement.
          “Note Modification Agreement” means that certain Note Modification Agreement dated as of the date hereof between Borrower and Lender.
          “Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or any governmental authority or entity.
          “Property” has the meaning specified in the Mortgage.
          “Qualifying Lease” means a bona fide arm’s-length lease of space in the Property to a tenant unaffiliated with Borrower that is: (i) fully-executed; (ii) unmodified, in full force and effect and not in default or subject to notice of termination; (iii) entered into in compliance with all requirements contained in the Mortgage; (iv) with all tenant improvements completed and paid for by Borrower, to the extent required by the lease; and (v) with the tenant in possession pursuant to all requisite permits and government approvals and paying rent under the lease.
          “Rent Roll” means a rent roll for the Property that: (i) shows the tenant name, leased space (by unit number and floor and/or square footage, as applicable), expiration date, gross monthly rent and other tenant charges for each lease of space in the Property; (ii) identifies each listed lease as to whether it is an Qualifying Lease; (iii) is certified as true, complete and correct by a representative of Borrower satisfactory to Lender; and (iv) is otherwise in form and content satisfactory to Lender.
          “Subsidiary” means any corporation, limited liability company, partnership or other entity a majority of (a) the total combined voting power of all classes of Equity Interests of which or (b) the outstanding Equity Interests of which are, as of the date of determination, owned by Borrower either directly or through Subsidiaries.

          “Title Insurer” has the meaning specified in Section 3.1.
          “Unused Commitment” means, as of any date of determination, an amount equal to the Commitment minus the sum of: (a) the outstanding principal balance of the Loan, and (b) the aggregate principal amount of Advances for which a Borrowing Request has been made pursuant to Section 2.4 but which have not been disbursed as of the date of determination.
          “Unused Fee” has the meaning specified in Section 2.2.
          Section 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date: (a) the word “from” means “from and including,” (b) the words “to” and “until” each means “to but excluding”; and (c) the word “through” means “through and including”.
          Section 1.3. Accounting Terms. All accounting terms not specifically defined in this Agreement will be construed, and all accounting procedures will be performed, in accordance with GAAP applicable as of the date of this Agreement.
ARTICLE II
AMOUNTS AND TERMS OF THE BORROWINGS
          Section 2.1. The Commitment. Subject to the terms and conditions of this Agreement, Lender will make available to Borrower a revolving credit facility in the maximum amount set forth as the Commitment Amount in Schedule 1 (the “Commitment”), subject to reduction in accordance with the terms and provisions of Schedule 2.
          Section 2.2. Fees.
            (a) On or before the earlier of the date of the first Advance or the 30th day after the date of this Agreement, Borrower will pay to Lender a nonrefundable facility fee (the “Facility Fee”) in the amount set forth in Schedule 1.
            (b) Borrower shall, during the term of the Loan, pay to Lender a fee (the “Unused Fee”), computed on the daily Unused Commitment for each day at a rate per annum equal to 0.0125% per annum, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. The accrued Unused Fee shall be due and payable quarterly in arrears on the first day of January, April, July and October of each year commencing on July 1, 2007, and upon the Maturity Date (as stated, by acceleration or otherwise).
          Section 2.3. The Borrowings.
            (a) Lender agrees, on the terms and subject to the conditions set forth in this Agreement, during the period from the date of this Agreement to the Maturity Date, to make Advances to Borrower from time to time on any Business Day in an aggregate amount not to exceed the Unused Commitment. Lender will have no obligation to make any Advances on or after the Maturity Date. Lender will have no obligation to make more than three Advances in any calendar month.
            (b) Each request for an Advance must be in an amount not less than $50,000 or an integral multiple of $10,000 in excess thereof; provided, that Borrower may, subject to the other terms and conditions of this Agreement, request an Advance in the amount of the entire Unused Commitment.
            (c) Borrower may prepay all or any part of any the outstanding principal balance of the Loan pursuant to Section 2.11 and reborrow pursuant to this Section 2.3.
          Section 2.4. Procedure for Borrowings.
            (a) Borrowing Requests. Each Borrowing Request will be made by Borrower to Lender not later than 10:00 a.m. (prevailing local time at Lender’s Applicable Office) on the second Business Day prior to the date of the proposed Borrowing. Each Borrowing Request will be made by an Authorized Officer of Borrower by telecopy, e-mail or overnight courier delivery, in writing, on the form of Borrowing Request attached as Exhibit A.
            (b) Availability of Borrowings. Lender will make Borrowings available to Borrower in immediately available funds to an account of Borrower with Lender, or such other account of Borrower as may be approved by Lender.
          Section 2.5. Interest Rate. The Note, the Loan and all amounts owing under this Agreement and the other Loan Documents will bear interest at the rate provided in this Section 2.5 (the “Interest Rate”).
            (a) Interest Rate Adjustments. The Interest Rate will be adjusted daily to the Current Index (as defined below) plus the Applicable Margin.
            (b) Definitions. As used in this Section 2.5, the following terms have the meanings set forth below:
     “Current Index” means, as of any date of determination, the LIBOR Rate figure available on such day (or if such day is not a London Banking Day, on the most recent London Banking Day) as of 11:00 a.m., London time.
     “LIBOR Rate” means the rate, rounded to the nearest one-thousandth of one percentage point (0.001%) for deposits in United States dollars for maturities of one month as determined by Lender based upon the British Bankers Association fixing of the London Interbank Offered Rate.
     “London Banking Day” means any day (i) that is not a Saturday or Sunday and (ii) on which commercial banks are generally open for business (including dealings in foreign exchange and foreign currency deposits) in London, England and dealings are carried on in the London interbank market.

          Section 2.6. Payment of Interest. Borrower will pay all accrued interest on the outstanding principal amount of the Loan on the first day of each calendar month.
          Section 2.7. Unavailability of LIBOR Rate. If in the sole judgment of Lender (a) it becomes unlawful for Lender to obtain funds in the London interbank market or to continue to fund or maintain principal amounts bearing interest at rates determined by reference to the LIBOR Rate; or (b) because of conditions in the relevant money markets, the LIBOR Rate will not adequately reflect the cost to Lender of making, funding or maintaining the principal amount of the Loan; or (c) the LIBOR Rate is no longer available or is no longer calculated or reported on a basis reasonably comparable to the basis on which it is calculated and reported on the date of this Agreement, then, in any such event, Lender will choose a new index that reasonably reflects the cost to Lender of making, funding or maintaining the principal amount of the Loan, and such new index will then be the Index. Lender will give Borrower notice of such choice.
          Section 2.8. Default Rate. Upon the occurrence of an Event of Default, and without notice or demand, all amounts outstanding hereunder and under the Note and the other Loan Documents, including all accrued but unpaid interest, will thereafter bear interest at a variable rate, adjusted at the times at which the Interest Rate would otherwise have been adjusted pursuant to Section 2.5, of five percent per annum above the Interest Rate that would have been applicable from time to time had there been no Event of Default (the “Default Rate”) until all Events of Default are cured. Failure to exercise any option granted to Lender hereunder will not waive the right to exercise the same in the event of any subsequent Event of Default. Interest at the Default Rate will commence to accrue upon the occurrence of any Event of Default, including the failure to pay all sums outstanding hereunder and under the other Loan Documents at maturity.
          Section 2.9. Maximum Interest. In no event will charges constituting interest payable by Borrower to Lender exceed the maximum amount permitted under any applicable law or regulation, and if any payments by Borrower exceed such maximum amount, the excess will be applied first to reduce the amounts owing to Lender under this Agreement and the other Loan Documents in such order as Lender may elect, next to reduce any other amounts owing by Borrower to Lender in such order as Lender may elect, and any excess will be refunded to Borrower.
          Section 2.10. Late Charge. If any amount payable under this Agreement, the Note or the other Loan Documents is not paid within fifteen (15) days after the due date thereof, Borrower will pay a late charge of five percent of the delinquent amount as liquidated damages for the extra expense in handling past due payments. Any late charge payable under this Section is in addition to any interest payable at the Default Rate.
          Section 2.11. Prepayments. Borrower may prepay the outstanding principal balance of the Loan in full or in part without premium or penalty at any time and from time to time.
          Section 2.12. Reduction of Balance to Zero. Borrower will reduce the balance of principal and all other amounts outstanding under this Agreement to zero for not less than thirty (30) consecutive days at least once during each successive 364-day period during which this

Agreement remains in effect starting with the 364-day period beginning on the date of this Agreement.
          Section 2.13. Maturity; Extension of Maturity Date.
            (a) Maturity. Borrower will repay all remaining unpaid principal of and interest on the Loan on or before the Maturity Date.
            (b) Extension. Borrower may request that Lender extend the Maturity Date of this Note (the “Initial Maturity Date”) for one (1) (but only one) twenty-four (24) month period (the “Extension Term”) by giving Lender notice of such request (an “Extension Request”) to so extend at least thirty (30) days but not more than sixty (60) days prior to the Initial Maturity Date. The date of such request is referred to as the “Request Date”. Borrower may extend the Initial Maturity Date as provided above only upon satisfaction of the following conditions:
      (i) There shall be an Extension Debt Service Coverage Ratio of at least 1.2 to 1.0;
      (ii) Not less than eighty-nine percent (89%) net rentable square feet of the Property must be leased under Qualifying Leases as of the Request Date; and
      (iii) A current estoppel certificate in the form executed and delivered by Borrower showing no adverse information (which, if required by Lender, must be dated within ten (10) days prior to the Initial Maturity Date).
            (c) Rent Roll. Borrower must deliver to Lender with the Extension Request (i) a Rent Roll current as of the Request Date; (ii) copies of all Qualifying Leases listed on that Rent Roll; and (iii) such further supporting information as Lender may reasonably require.
            (d) Payment of Costs. Borrower must have paid to Lender all of Lender’s costs and expenses incurred in connection with the extension of the Initial Maturity Date, including but not limited to attorneys’ fees, if any, or must have arranged for such payment to Lender’s satisfaction.
            (e) Absence of Default or Adverse Change. As of the Request Date: (a) no Default or Event of Default shall exist; (b) no material adverse change in the financial condition or the management of the Property, Borrower or any guarantor of the Loan shall have occurred since the date hereof; and (c) no material adverse change shall have occurred with respect to the Property. Borrower must so certify in writing if requested by Lender.
          Section 2.14. Evidence of Indebtedness. The Advances made by Lender to Borrower will be evidenced by the Note, payable to the order of Lender. Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower resulting from Advances and payments made from time to time under this Agreement. In any legal action or proceeding in respect of this Agreement or the Note, the entries made in such account or accounts will be presumptive evidence of the existence and amounts of the obligations of Borrower therein recorded absent manifest error.

          Section 2.15. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation will make it unlawful, or any central bank or other governmental authority will assert that it is unlawful, for Lender to perform its obligations under this Agreement to make or maintain Advances, Lender may, by notice to Borrower, suspend the right of Borrower to elect such Advances and, if necessary in the reasonable opinion of Lender to comply with such law or regulation, Borrower will prepay the outstanding balance of principal and other sums owed to Lender under this Agreement and under the other Loan Documents at the latest time permitted by the applicable law or regulation or, if earlier, on the date such amounts are due and payable under the terms of this Agreement and the other Loan Documents.
ARTICLE III
CONDITIONS OF BORROWING
          Section 3.1. Conditions Precedent to Initial Advance. The obligation of Lender to make the initial Advance is subject to satisfaction by Borrower of the following conditions precedent:
            (a) Lender must have received the following documents in form and substance satisfactory to Lender and, as appropriate, duly executed by the parties thereto:
     (i) This Agreement, the Mortgage, the Indemnity, the Note and all other applicable Loan Documents;
     (ii) Copies of such authorizing resolutions of Borrower and its constituent entities, if any, as Lender may require with respect to the Loan and the Loan Documents;
     (iii) One or more certificates of such Person or Persons on behalf of Borrower and its constituent entities, if any, as Lender may require certifying: (A) the names and true signatures of the officers or other representatives of the applicable entity authorized to sign the Loan Documents; (B) that true and correct copies of the organizational documents of the applicable entities are attached to such certificate or certificates; and (C) such other matters as Lender may require;
     (iv) Current financial statements of Borrower and with respect to the Property and such other financial data as Lender shall require;
     (v) An independent M.A.I. appraisal of the Property and Improvements complying in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;
     (vi) The policies of insurance required by the Mortgage, together with evidence of the payment of the premiums therefor;
     (vii) A detailed report by a properly qualified engineer, which shall include, inter alia, a certification that such engineer has obtained and examined a list of prior owners, tenants and other users of all or any portion of the Property or any improvements thereon, and has made an on-site physical examination of the Property, and a visual observation of the surrounding areas, and has found no evidence of past or present hazardous materials activities or the presence of hazardous materials;
     (viii) A paid title insurance policy, in the amount of the Loan Allocation for each property in ALTA 10-17-92 or other form approved by Lender, issued by a title insurance company reasonably acceptable to Lender (the “Title Insurer”) which shall insure the Mortgage to be a valid lien on Borrower’s interest in the Property free and clear of all defects and encumbrances except those previously received and approved by Lender, and shall contain (i) full coverage against mechanics’ liens (filed and inchoate), (ii) a reference to the survey but no survey exceptions except those theretofore approved by Lender, (iii) such affirmative insurance and endorsements as Lender may require, and (iv) if any such policy is dated earlier than the date of the disbursement of the Loan, an endorsement to such policy, in form approved by Lender, redating the policy and setting forth no additional exceptions except those approved by Lender’s Counsel (a “Date Down Endorsement”); and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Lender, in ALTA 1994 facultative form, as Lender may require;
     (ix) An as-built survey of the Property, certified to Lender and the Title Insurer;
     (x) Certified copies of all leases in respect of the Property and an estoppel regarding lease matters from each tenant or from Borrower;
     (xi) Opinions of Borrower’s counsel and local counsel to the effects reasonably required by Lender; Borrower hereby acknowledges that each of its counsel delivering opinion letters to Lender on or about the date hereof has been requested and directed by Borrower to do so;
     (xii) Copies of the certificate(s) of occupancy for the Property and of any and all other authorizations (including plot plan and subdivision approvals, zoning variances, water, sewer, building and other permits) required by governmental authorities or otherwise necessary for the use, occupancy and operation of the Property for their intended purposes in accordance with all applicable laws;
     (xiii) UCC, judgment and litigation searches against Borrower and advice from the Title Insurer to the effect that searches of proper public records disclose no materially adverse matters, leases of personalty or financing statements filed or recorded against the Mortgaged Property or Borrower; and
     (xiv) Such other documents as Lender may require;
            (b) Payment of all fees due and payable pursuant to Section 2.2.
            (c) The representations and warranties made to Lender herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to

Lender in connection with the Loan shall be true and correct on and as of the date of the advance of the Loan with the same effect as if made on such date.
            (d) The Property shall not have been materially injured or damaged by fire or other casualty.
            (e) Such other conditions precedent as Lender may reasonably require.
          Section 3.2. Conditions Precedent to Each Advance. The obligation of Lender to make each Advance (including but not limited to the initial Advance) will be subject to the further conditions precedent that, on the date of such Advance, before and immediately after giving effect thereto, the following statements must be true and correct, and the making by Borrower of the applicable Borrowing Request will constitute Borrower’s representation and warranty that on and as of the date of such Borrowing Request and as of the date of the requested Borrowing, before and immediately after giving effect thereto, the following statements are and will be true and correct:
     (i) Lender shall have received a Date Down Endorsement from the Title Insurer effective as of the date of the Advance;
     (ii) The representations and warranties contained in Article IV of this Agreement are and will be true and correct in all material respects as though made on and as of such date, unless such representations and warranties are expressly stated to be made as of an earlier date;
     (iii) There shall have occurred no material adverse change in the condition or value of the Property, as defined in the Mortgage;
     (iv) After giving effect to the requested Advance, the Unused Commitment will not be less than zero;
     (v) No event has occurred and is continuing or would result from the requested Advance that constitutes or would constitute a Default or an Event of Default;
     (vi) The most recent financial statements delivered to Lender pursuant to Section 5.3 present fairly the financial position and results of operations of Borrower and the other Persons reported therein as of the date of, and for the periods presented in, such financial statements, and since the date of such financial statements there has not been any material adverse change in the financial condition or operations of Borrower or the other Persons reported therein; and
     (vii) Borrower is and will be in compliance with all covenants contained in Articles V and VI of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          Borrower represents and warrants to Lender as follows:
          Section 4.1. Organization. Borrower is duly organized and validly existing under the laws of the jurisdiction of its organization. Borrower has full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower is duly qualified to do business and is in good standing in all jurisdictions in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect.
          Section 4.2. Authorization; No Breach. The execution, delivery, and performance of this Agreement and the other Loan Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary corporate, limited liability company, partnership or similar action, as applicable; do not require the consent or approval of any other Person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of Borrower’s organizational documents, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.
          Section 4.3. Financial Information. Each financial statement of Borrower or any other Person supplied to Lender in connection with the Loan truly and completely disclosed Borrower’s or such other Person’s financial condition as of the date of the statement, and there has been no material adverse change in such financial condition subsequent to the date of the most recent financial statement supplied to Lender. Neither Borrower nor any such other Person has any material contingent obligation except as disclosed in such financial statements or in footnotes thereto or otherwise disclosed to Lender in writing.
          Section 4.4. Legal Effect. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Borrower and the other parties thereto (other than Lender) enforceable against Borrower and such other parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity (whether considered in a proceeding at law or in equity).
          Section 4.5. Compliance with Law. Borrower, the other Loan Parties, and the properties and activities of each thereof, are in compliance with all applicable laws, rules, regulations and court and administrative orders, except to the extent that failure so to comply could not reasonably be expected to have a Material Adverse Effect.
          Section 4.6. Hazardous Substances. Borrower, each other Loan Party and the properties of each thereof comply in all material respects with all applicable laws and regulations relating to the environment, including without limitation, all laws and regulations relating to pollution and environmental control.

          Section 4.7. Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower or any other Loan Party is pending or threatened, and no other event has occurred that could reasonably be expected to have a Material Adverse Effect.
          Section 4.8. Taxes. All tax returns and reports of Borrower and each other Loan Party that are required to have been filed, have been filed, and all taxes, assessments and other governmental charges that have become due and payable by Borrower or any other Loan Party have been paid in full, except those presently being, or promptly to be, contested in good faith, by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.
          Section 4.9. Employee Benefit Plans. Each employee benefit plan as to which Borrower or any other Loan Party may have any liability complies in all material respects with all applicable requirements of law and regulations, and (a) no reportable event or prohibited transaction (each as defined in ERISA) has occurred with respect to any such plan, (b) neither Borrower nor any other Loan Party has withdrawn from any such plan or initiated steps to do so, (c) no steps have been taken to terminate any such plan, and (d) there are no unfunded liabilities in connection with any such plan.
          Section 4.10. Regulated Entities. None of Borrower, any Person controlling Borrower, or any Subsidiary is an “Investment Company” within the meaning of the Investment Company Act of 1940, or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur or guarantee Indebtedness.
          Section 4.11. Information. All information furnished by Borrower or any other Loan Party to Lender in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower or any other Loan Party to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.
          Section 4.12. Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in entering into this Agreement and the other Loan Documents. Such representations and warranties will be continuing in nature and will remain true and correct until all of Borrower’s Indebtedness under this Agreement has been paid in full, and Lender’s Commitment to make Advances under this Agreement has been permanently terminated in writing.

ARTICLE V
AFFIRMATIVE COVENANTS
          So long as the Note or any other amount payable by Borrower under the Loan Documents remains unpaid or Lender has any Commitment to make Advances under this Agreement, Borrower covenants and agrees that it will:
          Section 5.1. Changes in Financial Condition; Litigation. Promptly inform Lender in writing of (a) all material adverse changes in the financial condition of any Financial Covenant Party, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting any Financial Covenant Party that could reasonably be expected to have a Material Adverse Effect.
          Section 5.2. Financial Records. Cause the books and records of each Financial Covenant Party to be maintained in accordance with GAAP.
          Section 5.3. Reporting Requirements. Deliver to Lender the financial statements, tax returns and other items required under the Mortgage.
          Section 5.4. Other Agreements. Comply in all material respects with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other Person and notify Lender immediately in writing of any default in connection with any such agreement that could reasonably be expected to have a Material Adverse Effect.
          Section 5.5. Executive Personnel. Maintain, and cause each Financial Covenant Party to maintain, executive and management personnel with substantially the same qualifications and experience as its present executive and management personnel.
          Section 5.6. Compliance With Law. Conduct, and cause each Financial Covenant Party to conduct, its business affairs in a reasonable and prudent manner and in compliance with all applicable laws, ordinances, rules, regulations and court and administrative orders, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          Section 5.7. Inspection. Permit, and cause each Financial Covenants Party to permit, employees or agents of Lender at any reasonable time to inspect any and all of its properties and to examine or audit its books, accounts, and records (including any thereof held by third parties) and to make copies and memoranda of its books, accounts, and records.
          Section 5.8. Existence. Preserve and keep in full force and effect the corporate, limited liability company or partnership existence, as the case may be, of Borrower and each other Financial Covenant Party, and qualify to do business in each jurisdiction where the failure so to qualify could reasonably be expected to have a Material Adverse Effect.
          Section 5.9. Maintenance of Insurance. Maintain, and cause each other Financial Covenant Party to maintain, insurance with financially sound and reputable insurers in such amounts and covering such risks as are customarily carried by Persons engaged in businesses and activities similar to those of Borrower and the other Financial Covenant Parties and otherwise similarly situated.
          Section 5.10. Use of Proceeds. Use the proceeds of the Borrowings only for general business and commercial purposes and not use any thereof, directly or indirectly: (a) for any personal, family or household purpose; (b) to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System); (c) to extend credit to others for the purpose of purchasing or carrying any margin stock; or (d) for any purpose that violates, or is inconsistent with, the provisions of Regulations U, T or X of the Board of Governors of the Federal Reserve System.
          Section 5.11. Information for Participants, Etc.; Publicity. Borrower agrees to furnish such information and confirmation as may be required from time to time by Lender on request of potential loan participants and assignees and agrees to make adjustments in the Loan Documents to accommodate such participants’ or assignees’ requirements, provided that such adjustments do not vary the economic terms of the credit extensions under this Agreement or increase in any material way the obligations of Borrower or any other Loan Party. Borrower hereby authorizes Lender to disclose to potential participants and assignees any information in Lender’s possession with respect to Loan, Borrower and the other Loan Parties and Financial Covenant Parties.
          Section 5.12. Additional Assurances. Make, execute and deliver to Lender such promissory notes, instruments, documents and other agreements as Lender may reasonably request to evidence the Borrowings and otherwise to carry out the purpose and intent of this Agreement.
ARTICLE VI
NEGATIVE COVENANTS
          So long as the Note or any other amount payable by Borrower under the Loan Documents remains unpaid or Lender has any Commitment to make Advances under this Agreement, Borrower covenants and agrees that it will not, and will not permit any Financial Covenant Party to:
          Section 6.1. Business Activities. Engage in any business activities of a type substantially different from those in which it is currently engaged.
          Section 6.2. Loans and Guaranties. (a) Lend or advance money to any other Person, except (i) commercial bank demand deposits and time deposits maturing within one year, (ii) marketable general obligations of the United States or a state thereof or marketable obligations fully guaranteed by the United States, (iii) short-term commercial paper with the highest rating of a generally recognized rating service, (iv) loans and advances to employees or other Loan Parties or Financial Covenant Parties in the ordinary course of business related to expenses incurred in the ordinary course of business, (v) other loans in the ordinary course of business not to exceed $35,000,000 in any single transaction or series of related transactions and not to exceed $100,000,000 in the aggregate at any one time and (vi) other investments reasonably acceptable to Lender; or (b) incur any obligation as surety or guarantor other than in the ordinary course of business.
          Section 6.3. Dividends and Distributions. Directly or indirectly declare or pay any dividends or purchase, redeem, retire or otherwise acquire for value any of its Equity Interests, or make any distribution of assets to holders of any of its Equity Interest as such whether in cash, assets or obligations of Borrower if a Default exists or if the same would result in the occurrence of a Default or would cause a violation of any financial covenant set forth in Schedule 2 if such financial covenant were to be tested immediately after such action, provided, however, that notwithstanding the foregoing, this Section 6.3 shall not prohibit Borrower from making any dividends to the extent dividends are necessary for Borrower to maintain its status as a Real Estate Investment Trust for federal income taxation purposes.
          Section 6.4. Liquidation, Merger, Sale of Assets. Liquidate, cease operations, dissolve or enter into any merger, consolidation or other combination nor sell, lease, or dispose of all or substantially all of its business or assets nor transfer or sell assets except transfers, sales or dispositions of personal property assets that are obsolete or worn out property disposed of in the ordinary course of business.
          Section 6.5. Transactions with Affiliates. Directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate of Borrower or a Financial Covenant Party except in the ordinary course, and pursuant to the reasonable requirements, of Borrower’s or such Financial Covenant Party’s business and upon fair and reasonable terms that are no less favorable to Borrower or such Financial Covenant Party than those that might be obtained in an arm’s-length transaction at the time from parties that are not Affiliates.
          Section 6.6. Financial Covenants. Permit the Financial Covenant Parties to be out of compliance with the financial covenants set forth in Schedule 2.
ARTICLE VII
DEFAULT AND REMEDIES
          Section 7.1. Events of Default. Each of the following events will constitute an event of default (“Event of Default”) under this Agreement:
            (a) Default on Indebtedness to Lender. Any regular monthly payment under this Agreement is not paid so that it is received by Lender within ten (10) days after the date when due, or any other amount payable pursuant to this Agreement or the other Loan Documents (including but not limited to any payment of principal or interest due on the Maturity Date) is not paid so that it is received by Lender when due.
            (b) Covenant Default.
            (i) Violation of any of the covenants contained in Article VI of this Agreement, or

     (ii) Failure by Borrower or any Affiliate of Borrower to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in the Mortgage, any of the other Loan Documents, or in any other present or future agreement between Borrower or such Affiliate on the one hand and Lender or any Affiliate of Lender on the other hand, and as to any such failure that can be cured and does not pose an imminent risk of loss to Lender, the failure of Borrower or such Affiliate to cure such Default within thirty (30) days after Borrower receives written notice thereof from Lender or after any officer, member, manager or partner of Borrower or such Affiliate becomes aware thereof; provided, however, that if the Default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower or such Affiliate be cured within such thirty (30) day period, and such Default is likely to be cured within a reasonable time, then Borrower or such Affiliate will have an additional reasonable period (which will not in any case exceed an additional thirty (30) days) to attempt to cure such failure, and within such reasonable time period the failure to have cured such failure will not be deemed an Event of Default (provided that Lender will have no obligation to make Advances during such cure period).
          (c) Material Adverse Change. If there occurs a material adverse change in the business or financial condition of Borrower or any other Loan Party or Financial Covenant Party, or if there is a material impairment of the prospect of repayment of any portion of the Indebtedness owing by Borrower under this Agreement and the other Loan Documents.
          (d) Certain Legal Matters. If (i) any material portion of the assets of any Loan Party or Financial Covenant Party is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity for such Loan Party or Financial Covenant Party or the assets thereof, and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or (ii) a Loan Party or Financial Covenant Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or (iii) a judgment or other claim becomes a Lien upon any material portion of the assets of a Loan Party or Financial Covenant Party, or if a notice of lien, levy, or assessment is filed of record with respect to any of the assets of a Loan Party or Financial Covenant Party by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower or the applicable Loan Party or Financial Covenant Party receives notice thereof; provided, however, that none of the foregoing will constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower or the applicable Loan Party or Financial Covenant Party (provided further that no Advances will be required to be made during such cure period).
          (e) Insolvency. If (i) any Loan Party or Financial Covenant Party becomes insolvent, (ii) an Insolvency Proceeding is commenced by any Loan Party or Financial Covenant Party, or (iii) an Insolvency Proceeding is commenced against any Loan Party or Financial Covenant Party and is not dismissed or stayed within sixty (60) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding).

            (f) Other Agreements. If (i) there is an Event of Default under the Mortgage, there is a default under any agreement to which any Loan Party or Financial Covenant Party is a party with Lender and such default is not cured within the applicable cure period, if any, under such agreement, or (ii) there is a default under any agreement to which any Loan Party or Financial Covenant Party is a party with a third party resulting in a right by such third party, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000.
            (g) Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of $1,000,000 or more will be rendered against any Loan Party or Financial Covenant Party and will remain unsatisfied and unstayed for a period of forty-five (45) days.
            (h) Misrepresentations. If any material misrepresentation or material misstatement now or hereafter exists in any representation or warranty set forth in this Agreement, the Mortgage or in any certificate or Borrowing Request submitted to Lender in connection with the Loan.
            (i) Full Force and Effect, Defective Documentation, Etc. If this Agreement or any of the other Loan Documents ceases to be in full force and effect, at any time and for any reason, or Borrower or any other Loan Party repudiates any Loan Document or asserts that any Loan Document is not in full force and effect.
          Section 7.2. Remedies. At any time after the occurrence and during the continuance of an Event of Default, Lender may, by notice to Borrower, (a) declare the obligation of Lender to make Advances to be terminated, whereupon the same will forthwith terminate, (b) exercise any and all rights and remedies provided in the Mortgage and (c) declare (i) the Note and all interest thereon and (ii) all other amounts payable under this Agreement and the other Loan Documents to be immediately due and payable, whereupon the Note, all such interest, and all such other amounts will become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that if an Insolvency Proceeding by or against Borrower is commenced, (A) the obligation of Lender to make Advances will automatically be terminated and (B) the Note, all interest thereon, and all other amounts payable under this Agreement and the other Loan Documents will automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.
          Section 7.3. Right of Offset. After the occurrence and during the continuance of an Event of Default, Lender and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender or its Affiliates to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or any other Loan Party now or hereafter existing under this Agreement and the other Loan Documents irrespective of whether Lender has made any demand. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of offset) that Lender may have.

          Section 7.4. Cumulative Remedies. After the occurrence and during the continuance of an Event of Default, Lender may proceed to enforce the Loan Documents by exercising such remedies as are available thereunder or in respect thereof under applicable law, whether for specific performance of any covenant or other agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents. No remedy conferred in this Agreement or the other Loan Documents is intended to be exclusive of any other remedy, and each and every such remedy will be cumulative and will be in addition to every other remedy conferred herein or therein or now or hereafter existing at law, in equity, by statute or otherwise.
          Section 7.5. Application of Payments. After the occurrence and during the continuance of an Event of Default, Lender will apply all funds received in respect of amounts owing under this Agreement and the other Loan Documents in such order as Lender may determine in its sole discretion notwithstanding any instruction from Borrower or any other Person.
ARTICLE VIII
MISCELLANEOUS
          Section 8.1. Amendments. An amendment or waiver of any provision of this Agreement or the other Loan Documents, or a consent to any departure therefrom, will be effective against Lender if, but only if, it is in writing and signed by Lender, and then such a waiver or consent will be effective only in the specific instance and for the specific purpose for which given.
          Section 8.2. Notices. Except as otherwise specifically provided in this Agreement, all notices and other communications provided for under this Agreement must be in writing and mailed, telecopied or otherwise transmitted or delivered to the recipient at its address as set forth in Schedule 1; or at such other address within the United States as may be designated by such party in a written notice to the other party or parties. All such notices and communications will, (a) if mailed, be effective three (3) Business Days following deposit in the United States mail, postage prepaid; (b) if delivered by recognized overnight delivery service (such as Federal Express) be effective upon delivery and (c) if telecopied, be effective when telecopied and electronic confirmation of transmission is received, except that notices and communications to Lender pursuant to Article II will not be effective until received by Lender.
          Section 8.3. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Agreement or any other Loan Document will operate as a waiver thereof; nor will any single or partial exercise of any right hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

          Section 8.4. Costs and Expenses; Indemnification.
            (a) Costs of Preparation and Administration of Loan Documents. Whether or not the transactions provided for in this Agreement are consummated, Borrower will pay on demand: (i) the reasonable fees and out-of-pocket expenses of counsel for Lender in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and any amendments or modifications thereof or waivers or consents with respect thereto; (ii) any and all out-of-pocket costs and expenses reasonably incurred by Lender in connection with the execution and delivery of this Agreement and the other Loan Documents and the administration thereof.
            (b) Costs of Enforcement. In the event of any Default or Event of Default, or in the event that any dispute arises (whether or not such dispute is with Borrower) relating to the interpretation, enforcement or performance of this Agreement or any of the other Loan Documents, or Lender’s rights thereunder, Lender will be entitled to collect from Borrower on demand all reasonable fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, paralegals, accountants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, Borrower will pay all such costs and expenses incurred in connection with: (i) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (ii) bankruptcy or other Insolvency Proceedings of Borrower, any other Loan Party, or any party having any interest in any security for the Loan (if any); (iii) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing the Loan (if any); (iv) post-judgment collection proceedings; (v) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Agreement or any other Loan Document; (vi) all preparation for any of the foregoing; and (vii) all settlement negotiations with respect to any of the foregoing.
            (c) Survival. The provisions of this Section 8.4 will survive the termination of the commitment to lend under this Agreement and the repayment of the Loan and all other amounts payable under the Loan Documents.
          Section 8.5. Binding Effect; Assignments and Participations. This Agreement will become effective when it has been executed by Borrower and Lender and thereafter will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower will not have the right to assign its rights under this Agreement or any interest herein without the prior written consent of Lender. Lender may assign or grant participations in or to all or any part of its rights and obligations under this Agreement and the other Loan Documents.
          Section 8.6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

          Section 8.7. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without reference to the choice of law principles of the State of New Jersey.
          Section 8.8. Jurisdiction and Venue.
            (a) WAIVER OF JURY TRIAL. EACH OF BORROWER AND LENDER (FOR ITSELF AND ITS SUCCESSORS, ASSIGNS AND PARTICIPANTS) WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS PROVIDED FOR HEREIN OR THEREIN, IN ANY LEGAL ACTION OR PROCEEDING OF ANY TYPE BROUGHT BY ANY PARTY TO ANY OF THE FOREGOING AGAINST ANY OTHER SUCH PARTY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT SITTING WITHOUT A JURY.
            (b) Application to Certain Actions. Without limiting the foregoing, the provisions of the above Subsection (a) will apply to any action, counterclaim or other proceeding that seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or the other Loan Documents or any provision hereof or thereof. Such subsection will apply to all amendments, renewals, supplements and modifications of this Agreement and the other Loan Documents.
          Section 8.9. Further Assurances. If Lender at any time discovers that this Agreement, the Note or any other Loan Documents contains any error that was caused by a clerical mistake, calculation error, computer error, printing error or similar error, Borrower shall, upon demand by Lender re-execute any such documents as are necessary or appropriate to correct any such error and Lender shall have no liability to Borrower or any other person or entity as a result of such error. If the Note is lost, stolen, mutilated or destroyed and Lender delivers to Borrower an indemnification agreement reasonably indemnifying Borrower against any loss or liability resulting therefrom, Borrower will execute and deliver to Lender a replacement thereof in form and content identical to the original document which will have the effect of the original for all purposes.
          Section 8.10. No Fiduciary Duty. Borrower acknowledges that Lender has no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Lender and Borrower in connection herewith or therewith is solely that of creditor and debtor. None of this Agreement or the other Loan Documents create a joint venture among the parties.
          Section 8.11. Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction will be ineffective to the extent of such prohibition or unenforceability in such jurisdiction without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of this Agreement or any other Loan Document prohibited or unenforceable in any respect.
          Section 8.12. Entire Agreement. This Agreement and the other Loan Documents constitute the final and complete expression of the parties with respect to the transactions contemplated by this Agreement and replace and supersede all prior discussions, negotiations and understandings with respect thereto. Neither this Agreement nor any term hereof nor of the other Loan Documents may be changed, waived, discharged or terminated except as provided herein.
          Section 8.13. Descriptive Headings. The descriptive headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and will not affect the meaning or construction of any provision hereof.
          Section 8.14. Gender and Number. Whenever appropriate to the meaning of this Agreement or the other Loan Documents, use of the singular will be deemed to refer to the plural, the use of the plural to the singular, and pronouns of certain gender to either or both the other genders.
          Section 8.15. Prior Agreement Amended and Restated. This Agreement amends and restates the following agreement in its entirety: Term Loan Agreement dated March 30, 2000 by and between The Dime Savings Bank of New York, FSB and Borrower, as modified by that certain Term Loan Modification Agreement dated as of March 26, 2004 by and between Washington Mutual Bank, FA, successor by merger to The Dime Savings Bank of New York, FSB, and Borrower.
          Section 8.16. Non-Recourse/Limited Liability.
            (a) Any other provision of this Agreement, the Note or the Mortgage seemingly to the contrary notwithstanding, it is understood and agreed that, except as provided in this Section 8.16, the Property shall be the sole recourse of Lender in the event of an Event of Default and that the liability of Borrower (and, if Borrower is a partnership, its partners) for any amounts due under this Agreement, the Note and/or under the Mortgage is limited to the interest of Borrower or its partners in the Property.
            (b) Lender may join Borrower (and, if Borrower is a partnership, its partners) as defendants in any legal action it undertakes to enforce its rights and remedies under this Agreement, the Note or under any of the Mortgage, provided that except as otherwise provided in the immediately succeeding paragraph, any judgment in such action may be satisfied by recourse only to the Property and not by recourse directly to Borrower or its partners or by execution on other property or assets of Borrower or its partners.
            (c) The foregoing notwithstanding, Lender shall have full recourse against Borrower (and, if Borrower is a partnership, its general partners) and such general partners shall be jointly and severally liable with Borrower and with one another for the full payment of: (i) the amount of any income, proceeds or profits (including rents) of the Property and any funds constituting a part of the Property that are, at the time of receipt, required for the payment of operating expenses for the Property (including the establishment of a reasonable reserve for this purpose) and/or the payment of amounts that are then due and payable under this Agreement or the Note and that are not so used; (ii) any condemnation or insurance proceeds, or other similar funds or payments attributable to the Property, that under the terms of the Mortgage should have been paid to Lender but that have not been so paid to Lender; (iii) any tenant security deposits, advances or prepaid rents, or other similar sums that have been paid to Borrower or held for the account of Borrower by any other person or entity in connection with the operation of the Property and that have not either been applied or refunded in accordance with the relevant lease or been paid over to Lender; (iv) the amount of any loss suffered by Lender as a result of misrepresentations or fraud by or on behalf of Borrower in connection with the loan evidenced by the Note; (v) the amount of any loss suffered by Lender as a result of waste or gross mismanagement by or permitted by Borrower; (vi) the amount of any loss suffered by Lender as a result of violations of any governmental statute, rule or regulation applicable to the Property, but specifically excluding any loss suffered by Lender arising directly or indirectly from the presence or release of any hazardous or toxic substance, material or waste on the Property or Costs (as defined in the separate certificate and indemnity agreement regarding hazardous substances of even date herewith (the “Indemnity Agreement”) executed and delivered by Borrower to Lender); (vii) the amount of any loss suffered by Lender as a result of any Unconsented Transfer (as defined in the Security Instrument) or as a result of any attempt by or on behalf of Borrower to hinder, delay or defeat Lender’s realization on its security for this Agreement or the Note after the occurrence and during the continuance of an Event of Default (including without limitation the filing of any bankruptcy or insolvency proceeding or action to enjoin foreclosure); (viii) interest on the amounts described in clauses (i) through (ix) of this paragraph at the Default Rate; and (ix) reasonable attorneys’ fees and other costs incurred by Lender in collecting any of the foregoing.
            (d)In addition, nothing contained in this Section 8.16 shall: (i) be deemed to be a release or impairment of the lien created by the Mortgage; or (ii) limit or otherwise prejudice in any way the rights of Lender to enforce any of its rights and remedies under any of the Mortgage, the Indemnity Agreement or any guaranty of the indebtedness evidenced by this Agreement or the Note.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By

Robert Masters
Senior Vice President

LENDER:

WASHINGTON MUTUAL BANK

By

Brian Scesney
Assistant Vice President

SCHEDULE 1
CERTAIN SPECIFIED PROVISIONS
1.	Commitment Amount: $30,000,000, subject to reduction in accordance with the terms and provisions of Schedule 2

2.	Facility Fee: $37,500

3.	Applicable Margin: 1.25% per annum

4.	Financial Covenant Parties means Borrower.

5.	Authorized Officer(s):

Name	Title
Robert Masters	Senior Vice President
Michael Nelsen	Senior Vice President
6.	Notice address for Borrower:
c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Telephone:     914-288-8100
Telefax:           914-428-3646
7.	Notice address for Lender:
Washington Mutual Bank
National Commercial Operations Center
P.O. Box 9178
Coppell, Texas 75019-9178
Attention:    Portfolio Administration
Telephone:  866-708-2841
Telefax     469-549-5607
with a copy to:
Mr. Paul M. Carroll
Washington Mutual Bank
589 Fifth Avenue

New York, New York 10017
Telephone:     212-326-6931
Telefax:           212-326-6020

2

SCHEDULE 2
FINANCIAL COVENANTS
          If at any time during the term of the Loan, Lender shall determine in its reasonable discretion that as of the last day of a calendar year (the “Testing Date”) the Debt Service Coverage Ratio (as hereinafter defined), calculated using the Assumed Debt Service (as hereinafter defined), is less than 1.2 to 1.0, the Commitment shall be automatically and permanently reduced by an aggregate amount which will have the effect of increasing the Debt Service Coverage Ratio such that the ratio shall not be less than 1.2 to 1.0 and, in the event the outstanding principal amount of the Loan would exceed the Commitment as a result of any such reduction, Borrower covenants and agrees that within ten (10) days of notice from Lender of such determination Borrower shall prepay the outstanding principal amount of the Loan by such amount as is necessary such that the outstanding principal amount of the Loan is equal to or less than the Commitment as a result of such reduction, together with any applicable prepayment premium or other amount provided for herein or in the Note as a result of such prepayment. Borrower’s failure to effect such prepayment by the expiration of such thirty (30) day period shall constitute an Event of Default. For purposes of this paragraph, the following terms shall have the following meanings:
     “Assumed Debt Service” shall mean debt service for a twelve (12) month period of equal monthly payments of principal and interest calculated using an amount equal to the Commitment Amount Lender’s then applicable underwriting rate for commercial real estate loans and an amortization period of three hundred (300) months.
     “Debt Service Coverage Ratio” shall mean the ratio of (i) the aggregate amount of the NOI for the Property to (ii) the Assumed Debt Service.
     “NOI” shall mean, as of the Testing Date, the current monthly rental payments with respect to all Qualifying Leases multiplied by twelve (12), minus (i) the actual Operating Expenses (as defined below) for the twelve (12) month period immediately preceding the Testing Date and (ii) an amount for reasonable management expenses equal to the greater of four percent (4%) of rents with respect to Qualifying Leases or the actual management expenses for the twelve (12) month period immediately preceding the Testing Date.
     “Operating Expenses” shall mean all reasonable operating expenses of the Property, including, without limitation, those for maintenance, repairs, annual taxes, insurance, utilities and other annual expenses (but not capital expenses) that are standard and customary for properties similar to the Property. Operating Expenses for this purpose shall not include any interest or principal payments on the Loan or any allowance for depreciation.
          The determination of NOI and Operating Expenses shall be made by Lender in its reasonable discretion.

          Borrower covenants and agrees to provide to Lender such information as Lender shall reasonably request in connection with the calculation of NOI. Any failure or refusal by Borrower to provide such information promptly following Lender’s request shall constitute an Event of Default hereunder and under the Mortgage.

2

EXHIBIT A
BORROWING REQUEST
Washington Mutual Bank
National Operations Center
3929 W. John Carpenter Freeway
Irving, Texas 75063
Attention:     CREL/Asset Administration — 3545CCTX
Telefax:        469-549-5619
Email:           aacreclosing@wamu.net
Date:                                          ,
          This refers to the Revolving Credit Agreement dated as of March ___, 2007 (the “Credit Agreement”) (capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement), between the undersigned (“Borrower”) and Washington Mutual Bank (“Lender”), and hereby gives Lender notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement that Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Requested Borrowing”) as required by the Credit Agreement:
          REQUESTED BORROWING
     (i) The Business Day on which the Requested Borrowing is to be made is                     , 20___.
     (ii) The aggregate amount of the Requested Borrowing is $                    .
     (iii) Borrower intends to use the funds requested pursuant to the Requested Borrowing for the following purpose(s):                                                              .
     (iv) Borrower anticipates repaying the Requested Borrowing from the following source:                                                                                    (NOTE — this information is requested for information purposes only).
          CERTIFICATIONS
          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Requested Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom:
     (A) The representations and warranties contained in Article IV of the Credit Agreement are true and correct as though made on and as of such dates, unless such representations and warranties are expressly stated to be made as of an earlier date;

     (B) The most recent financial statements of Borrower delivered pursuant to the Mortgage (as defined in the Credit Agreement) present fairly the financial position and results of operations of Borrower and the other Financial Covenant Parties as of the date of, and for the periods presented in, such financial statements, and since the date of such financial statements there has not been any material adverse change in the financial condition or operations of Borrower or any other Financial Covenant Party;
     (C) Borrower is in full compliance with all covenants contained in Articles V and VI of the Credit Agreement;
     (D) No event has occurred and is continuing, or would result from such Requested Borrowing, that constitutes or would constitute an Event of Default or a Default under the Credit Agreement; and
     (E) The Unused Commitment is not less than zero nor will it be less than zero immediately after giving effect to the Requested Borrowing.

Very truly yours,

BORROWER:

ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By

Name:
Title:

2

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
          This Certificate, dated as of                     , 20___ is executed and delivered by the undersigned (“Borrower”). Borrower and WASHINGTON MUTUAL BANK (“Lender”) are the Borrower and Lender, respectively, under the terms of an unsecured Revolving Credit Agreement (the “Credit Agreement”) dated as of                     , 20___. Capitalized terms used in this Certificate and not otherwise defined have the meanings given to those terms in the Credit Agreement.
          The undersigned hereby certifies to Lender as follows:
     1. I have reviewed, and am familiar with, the terms of the Credit Agreement and the other Loan Documents. I have made, or have caused to be made, an analysis of the condition and affairs of Borrower as of the end of the fiscal quarter ending                     , 20___ (the “Applicable Period-End”).
     2. Such analysis did not disclose, and I am not aware of, the existence of any Event of Default as of either the Applicable Period-End or the date of this Certificate.
     3. Such analysis did not disclose, and I am not aware, that any representation or warranty set forth in the Credit Agreement or the other Loan Documents was or is untrue in any material respect as of either the Applicable Period-End or the date of this Certificate, in each case as if remade on and as of such date.
     4. Without limiting the generality of the foregoing, Borrower and the other Financial Covenant Parties were in full compliance with all financial covenants set forth in Schedule 2 to the Credit Agreement at the Applicable Period-End. Attached to this Certificate are detailed computations demonstrating compliance with those financial covenants.
     5. All information and calculations set forth in this Certificate and its attachments, or submitted to Lender with this Certificate, is true and correct in all material respects.

          DATED as of the date first set forth above.

Very truly yours,

BORROWER:

ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By

Name:
Title:

2

Computations Supporting Financial Covenant Compliance

3

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SCHEDULE 1	Certain Specified Provisions
SCHEDULE 2	Financial Covenants
SCHEDULE 3	Financial Reporting
EXHIBIT A	Form of Borrowing Request
EXHIBIT B	Form of Compliance Certificate

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